UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                           Amendment 1
                               to
                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 7, 2001









                    ELAST TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)







Nevada                 000-25485                  88-0380544
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

3960 Howard Hughes Pkwy., 5th Floor, Las Vegas, NV  89109
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 878-8310


ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
      1. i. The Company's principal accountant, Kelly & Company, was dismissed as of May 7, 2001.

           ii. The principal accountant's report on the financial statements for the two most recent fiscal years was modified as to uncertainty that the Company will continue as a going concern.

          iii. The decision to change accountants was approved by the board of directors.

           iv. A. There were no disagreements during the registrant's two most recent fiscal years and the subsequent interim period through May 7, 2001 (date of dismissal) with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused it to make reference to the subject matter of the disagreement(s) in connection with this report.

       2. A new accountant has been engaged as the principal accountant to audit the issuer's financial statements. The new accountant is Merdinger, Fruchter, Rosen & Corso, P.C. and was engaged as of May 1, 2001. Neither the Company nor anyone acting on its behalf consulted the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, as part of the process of deciding as to the accounting, auditing or financial reporting issue.

       3. The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item. The Company has requested the former accountant to furnish a letter addressed to the Commission stating that it agrees with the statements made by the Company. The Company has filed the letter as an exhibit to this registration statement containing this disclosure.

                               EXHIBITS

16   Letter re Change in Certifying Accountant

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Elast Technologies, Inc.

                           By: /s/ Thomas Krucker
                               Thomas Krucker, President

                           Date May 21, 2001